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                                                                   EXHIBIT 16.1


                           WILLIAMS & WEBSTER, P.S.

              CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS CONSULTANTS
       Bank of America Financial Center - 601 W. Riverside, Suite 1940 -
                             Spokane, WA 99201-0611
     509-838-5111 FAX: 509-838-5114 - E-mail: wwpcpas@williams-webster.com


April 27, 2001


Securities and Exchange Commission
450 Fifth Street SW
Washington, D.C. 20549

RE: Sportsend, Inc. formerly Ramex Synfuels International, Inc. Commission File Number 000-18081

Dear Sirs:

We are in agreement with the statements made by the above registrant in its Form 8-K dated April 23, 2001.

Our independent auditor's report on the financial statements of Ramex Synfuels International, Inc. for the years ended January 31, 2000 and January 31, 1999 has contained no adverse opinion or disclaimer of opinion, nor was it modified, apart from our going concern qualification, as to uncertainty, audit scope, or accounting principles.

There were no disagreements with Ramex Synfuels International, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Sincerely,


/s/ Williams & Webster, P.S.
----------------------------
Williams & Webster, P.S.